NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Announces Timing of

Second Quarter 2018 Financial Results and Conference Call

HOUSTON, TX, July 20, 2018 — Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that the Company plans to issue its second quarter 2018 financial and operating results on the morning of Tuesday, August 14th, 2018. In conjunction with the planned release, the Company has scheduled a conference call for 8:30 AM EDT, 7:30 AM CDT on Tuesday, August 14th, 2018. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Additionally, the Company will host a web cast to review an investor presentation which will be accessible through the following link:

https://78449.themediaframe.com/dataconf/productusers/eses/mediaframe/25789/indexl.html

Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through August 28, 2018, by dialing 877-660-6853 from the U.S and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

EcoStim is an environmentally focused oilfield service and technology company offering well stimulation and completion services and field management technologies to oil and gas producers drilling in the U.S. and international unconventional shale markets. In addition to conventional pumping equipment, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint.